As filed with the Securities and Exchange Commission on October 21, 2013

Registration No. 333-189177

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNB Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	6022	25-1450605
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

CNB Financial Corporation

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(814) 765-9621

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph B. Bower, Jr.

President and Chief Executive Officer

CNB Financial Corporation

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(814) 765-9621

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard A. Schaberg, Esq. Gregory F. Parisi, Esq. Hogan Lovells US LLP 555 Thirteenth Street, NW Columbia Square Washington, D.C. 20004 (202) 637-5910	Kimberly J. Schaefer, Esq. Vorys, Sater, Seymour and Pease LLP 301 East Fourth Street, Suite 3500 Great American Tower Cincinnati, Ohio 45202 (513) 723-4068

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)     ☐

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

CNB Financial Corporation (“CNB”) filed a Registration Statement on Form S-4 (File No. 333-189177) with the Securities and Exchange Commission on June 7, 2013 (as subsequently amended, the “Registration Statement”) , which registered an aggregate of 2,339,497 shares of CNB’s common stock, no par value per share, in connection with CNB’s acquisition of FC Banc Corp,. CNB issued a total of 1,873,879 shares of its common stock pursuant to the Registration Statement in connection with the transaction.

Following the completion of the transaction, CNB terminated the offering of its shares of common stock registered on the Registration Statement. In accordance with the undertaking made by CNB in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered on the Registration Statement which remain unsold at the termination of the offering, CNB hereby deregisters 465,618 shares of CNB common stock which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearfield, Pennsylvania, on October 21, 2013.

CNB FINANCIAL CORPORATION

By:	/s/ Joseph B. Bower, Jr.
Name:	Joseph B. Bower, Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 21, 2013.

Name	Title

/s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr.	President and Chief Executive Officer

/s/ Brian W. Wingard Brian W. Wingard	Treasurer and Principal Financial Officer

* Timothy Bracken	Controller

* Dennis L. Merrey	Chairman of the Board of Directors

* William F. Falger	Director

* Richard L. Greslick, Jr.	Director

* R. Duane Hord	Director

* Robert W. Montler	Director

* Joel E. Peterson	Director

Deborah Dick Pontzer	Director

* Jeffrey S. Powell	Director

* Charles H. Reams	Director

* James B. Ryan	Director

* Nick Scott, Jr.	Director

* Richard B. Seager	Director

* Peter F. Smith	Director

* By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr. Attorney-in-Fact